Exhibit 10.4

LOAN AGREEMENT

This Loan Agreement ("Agreement") is made as of December 24, 2009 and is between:

Northern Tiger Investment Inc.
(the "Lender")

And:

First Liberty Power Corp., a Nevada Corporation
(the "Borrower")

1.	Promise to Pay

Within 365 from the date of the Agreement, the Borrower promises to pay the Lender the sum of $200,000 and interest and other charges stated below.

2.	Breakdown of Loan

Amount of Loan:                     $200,000
Interest Rate:                           10%

3.	Repayment

The Borrower agrees to repay the principal and interest of this note in full on December 23, 2010. The total amount to be repaid shall be $220,000 which represents principal repayment of $200,000 and interest of $20,000.

4.	Prepayment

Borrower has the right to prepay the whole outstanding amount at any time. Should the outstanding principal balance be prepaid, interest shall be charged calculated on a daily basis and included in the prepayment amount.

5.	Late Charge

Any balance not paid within 5 days of the due date shall be subject to a late charge of 2.5% of the total outstanding balance, not to exceed $5,000 for any such late payment.

In witness whereof the parties hereto have executed this Agreement as of the day and year first above written.

Lendor:

Authorized Signatory

Name:

Borrower:

Authorized Signatory

Name:

LOAN AGREEMENT

This Loan Agreement ("Agreement") is made as of February 1, 2010 and is between:

Northern Tiger Investment Inc.
(the "Lender")

And:

First Liberty Power Corp., a Nevada Corporation
(the "Borrower")

2.	Promise to Pay

Within 365 from the date of the Agreement, the Borrower promises to pay the Lender the sum of $50,000 and interest and other charges stated below.

2.	Breakdown of Loan

Amount of Loan:                   $50,000
Interest Rate:                           10%

3.	Repayment

The Borrower agrees to repay the principal and interest of this note in full on January 31, 2011. The total amount to be repaid shall be $55,000 which represents principal repayment of $50,000 and interest of $5,000.

4.	Prepayment

Borrower has the right to prepay the whole outstanding amount at any time. Should the outstanding principal balance be prepaid, interest shall be charged calculated on a daily basis and included in the prepayment amount.

6.	Late Charge

Any balance not paid within 5 days of the due date shall be subject to a late charge of 2.5% of the total outstanding balance, not to exceed $1,250 for any such late payment.

In witness whereof the parties hereto have executed this Agreement as of the day and year first above written.

Lendor:

Authorized Signatory

Name:

Borrower:

Authorized Signatory

Name: